EXHIBIT 23.1




                                 October 1, 1998



Restaurant Teams International, Inc.
1705 E. Whaley
Longview, Texas 75605

Gentlemen:

         We hereby consent to the incorporation by reference of our report dated March 3, 1998 covering the financial statements of Restaurant Teams International, Inc. (formerly Fresh 'n Lite, Inc.) as of December 31, 1997 and for the two years ended December 31, 1997 into the Form S-8 registration statement dated October 1, 1998, covering an aggregate of 200,000 shares of common stock pursuant to the Company's 1995 Incentive Stock Option Plan.

                                            T.G. PROTHRO & COMPANY, PLLC


                                             /s/ T.G. Prothro & Company, PLLC
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